Exhibit 99.1

Antero Resources Announces Strategic Transactions with Marcellus Acquisition and Utica Divestiture

Denver, Colorado, December 8, 2025—Antero Resources Corporation (NYSE: AR) (“Antero Resources,” “Antero,” or the “Company”) today announced it has entered into a definitive agreement to acquire the upstream assets of HG Energy II, LLC (“HG Energy”) for total consideration of $2.8 billion in cash plus the assumption of HG Energy’s commodity hedge book, subject to customary closing adjustments. The transaction is expected to close in the second quarter of 2026, with an effective date of January 1, 2026. In addition, Antero announced it has entered into a definitive agreement to sell its Ohio Utica Shale upstream assets for total consideration of $800 million in cash, subject to customary closing adjustments. The Utica divestiture is expected to close in the first quarter of 2026, with an effective date of July 1, 2025. Separately, Antero Midstream (NYSE:AM) announced that it has entered into a definitive agreement to acquire the midstream assets from HG Energy for total consideration of $1.1 billion in cash, subject to customary closing adjustments. Antero Midstream also announced it has entered into a definitive agreement to sell its Utica Shale midstream assets for total consideration of $400 million, subject to customary closing adjustments. The transactions were unanimously approved by the Company’s Board of Directors.

Transaction Highlights:

•	Strategic acquisition adds 850 MMcfe/d of 2026 expected production in West Virginia’s core Marcellus footprint

o	385,000 net acres offsetting Antero’s existing ~475,000 net core Marcellus acreage position
o	>400 remaining gross locations with high NRI’s and average lateral lengths of 20,300 feet
o	Lengthens inventory life by approximately 5 years at maintenance capital levels

•	Identified approximately $950 million of synergies over 10 years (PV-10)

o	Capital synergies of approximately $550 million inclusive of development planning optimization and D&C savings related to implementing Antero’s development pace and reducing tangible costs
o	Income related synergies of approximately $400 million inclusive of reduced net marketing expense, water handling optimization that is expected to reduce lease operating costs and tax benefits

•	Maintains Investment Grade Balance Sheet

o	Expected to maintain investment grade ratings
o	Pro forma leverage target of less than 1.0x expected in 2026
o	Free Cash Flow protected through commodity price hedges, including basis exposure

▪	Approximately 90% of HG natural gas production is hedged in 2026 and 2027 at average NYMEX prices of $4.00 and $3.88, respectively

•	Acquisition is accretive on key financial metrics

o	Acquired upstream assets at a 3.7x 2026E EBITDAX multiple and 18%+ 2026E Free Cash Flow Yield
o	Over 30% expected average Free Cash Flow accretion over the next two years
o	Expected to reduce Antero’s cash cost structure by approximately $0.25 per Mcfe and improve the Company’s margin by approximately $0.15 to $0.20 per Mcfe (excluding synergies)

•	Divestiture of Non-core Ohio Utica Shale assets for $800 million

o	Expected production of 150 MMcfe/d in 2026
o	Assets divested at an approximate 8x 2026E EBITDAX multiple and 7% 2026 estimated Free Cash Flow Yield, based on Antero’s limited development plan for the assets in 2026 and beyond

Michael Kennedy, President and CEO of Antero Resources commented, “Today’s acquisition expands our core acreage and enhances our position as the premier liquids developer in the Marcellus. Importantly, we have clear line of sight to financing the acquired assets with Antero’s near-term Free Cash Flow generation, proceeds from the non-core Utica divestiture, and the 3-year hedged Free Cash Flow generated by the acquired assets. The acquired assets will also bolster our industry leading maintenance capital efficiency while providing us with further dry gas optionality for local demand from data centers and natural gas fired power plants.”

Brendan Krueger, CFO of Antero Resources said, “The strategic transactions announced today are highly accretive on a per share basis across key metrics including Operating Cash Flow, Free Cash Flow and Net Asset Value. We were able to divest a non-core asset at an attractive valuation and pair the expected use of proceeds with the acquisition of assets directly in the core of where we operate today. Importantly, as a result of managing Antero’s business with a strong balance sheet, executing the divestiture of the Utica assets and generating significant Free Cash Flow, we expect to reduce leverage to 1.0x or lower in 2026 based on current strip pricing.”

Estimated Pro Forma 2026 Production Level

The below table illustrates a pro forma maintenance production level assuming the fourth quarter 2025 production guidance and the Utica disposition and HG acquisition assuming each contributing to production beginning April 1, 2026.

	Estimated Maintenance Production Targets (2Q26 – 4Q26 Average)
	AR	Utica	HG	Pro Forma
Net Daily Natural Gas Equivalent Production (MMcfe/d)	3,500 to 3,525	(150)	850	4,200 to 4,225

For a discussion of the non-GAAP financial measures including EBITDAX, Free Cash Flow, Free Cash Flow Yield Net Debt and PV-10 please see “Non-GAAP Financial Measures.”

Transaction Financing

Antero expects to finance the transaction with Free Cash Flow, a $1.5 billion underwritten 3-year term loan by Royal Bank of Canada and JPMorgan Chase Bank, N.A., proceeds from the Utica Shale divestiture, and/or borrowings under its revolving credit facility. Antero currently has approximately $1.3 billion of liquidity under its revolving credit facility.

Advisors

RBC Capital Markets served as lead financial advisor to Antero Resources on the HG Energy acquisition. Lazard served as financial advisor to the Antero Resources Conflicts Committee. Vinson & Elkins L.L.P. served as legal counsel to Antero and the Antero Resources Conflicts Committee.

Jefferies LLC served as lead financial advisor to HG Energy and Quantum Capital Group. Wells Fargo and Truist served as financial advisors to HG Energy. Kirkland & Ellis served as legal counsel to HG Energy.

RBC Capital Markets served as lead financial advisor to Antero on the Utica asset divestiture. Wells Fargo also served as a financial advisor to Antero on the transaction. Lazard served as financial advisor to the Antero Resources Conflicts Committee. Vinson & Elkins L.L.P. served as legal counsel to Antero Resources.

Conference Call and Webcast Information

Antero Resources and Antero Midstream will hold a conference call to discuss the details of the transactions at 7:00 a.m. MT today, December 8, 2025. To participate in the call, dial in at 877-407-9079 (U.S.), or 201-493-6746 (International) and reference “Antero Resources.” A telephone replay of the call will be available until Monday, December 15, 2025 at 7:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13757527. To access the live webcast and view the related conference call presentation, visit Antero's website at www.anteroresources.com. A replay will be archived and available in the same location after the conclusion of the live event.

Notwithstanding their use for comparative purposes, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures employed by other companies.

Non-GAAP Financial Measures

Free Cash Flow

Free Cash Flow is a measure of financial performance not calculated under GAAP and should not be considered in isolation or as a substitute for cash flow from operating, investing, or financing activities, as an indicator of cash flow or as a measure of liquidity. The Company defines Free Cash Flow as net cash provided by operating activities, less capital expenditures, which includes additions to unproved properties, drilling and completion costs and additions to other property and equipment, less distributions to non-controlling interests in Martica.

The Company has not provided projected net cash provided by operating activities or a reconciliation of Free Cash Flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts.

Free Cash Flow is a useful indicator of the Company’s ability to internally fund its activities, service or incur additional debt and estimate our ability to return capital to shareholders. There are significant limitations to using Free Cash Flow as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income, the lack of comparability of results of operations of different companies and the different methods of calculating Free Cash Flow reported by different companies. Free Cash Flow does not represent funds available for discretionary use because those funds may be required for debt service, land acquisitions and lease renewals, other capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations.

Free Cash Flow Yield

Free Cash Flow Yield is a measure of financial performance not calculated under GAAP and should not be considered in isolation or as a substitute for cash flow from operating, investing, or financing activities, as an indicator of cash flow, or as a measure of liquidity. The Company defines Free Cash Flow Yield as Free Cash Flow divided by the Company’s market capitalization. Market capitalization is defined as the Company’s shares outstanding multiplied by the price per share. Management believes Free Cash Flow yield is a useful financial measure to an investor as it provides insight into the Company’s ability to generate cash flow from business operations relative to its market capitalization. We have not included a reconciliation of Free Cash Flow or Free Cash Flow Yield for 2026 because we cannot do so without unreasonable effort and any attempt to do so would be inherently imprecise.

Adjusted EBITDAX

Adjusted EBITDAX as defined by the Company represents income or loss, including noncontrolling interests, before interest expense, interest income, unrealized gains or losses from commodity derivatives, but including net cash receipts or payments on derivative instruments included in derivative gains or losses other than proceeds from derivative monetizations, amortization of deferred revenue, VPP, income taxes, impairment of property and equipment, depletion, depreciation, amortization, and accretion, exploration expense, equity-based compensation expense, contract termination, loss contingency, transaction fees, gain or loss on sale of assets, loss on convertible note inducement, equity in earnings of and dividends from unconsolidated affiliates and Martica-related adjustments.

The GAAP financial measure nearest to Adjusted EBITDAX is net income or loss including noncontrolling interest that will be reported in Antero’s condensed consolidated financial statements. While there are limitations associated with the use of Adjusted EBITDAX described below, management believes that this measure is useful to an investor in evaluating the Company’s financial performance because it:

•	is widely used by investors in the oil and natural gas industry to measure operating performance without regard to items excluded from the calculation of such term, which may vary substantially from company to company depending upon accounting methods and the book value of assets, capital structure, and the method by which assets were acquired, among other factors;
•	helps investors to more meaningfully evaluate and compare the results of Antero’s operations from period to period by removing the effect of its capital and legal structure from its consolidated operating structure; and
•	is used by management for various purposes, including as a measure of Antero’s operating performance, in presentations to the Company’s board of directors, and as a basis for strategic planning and forecasting. Adjusted EBITDAX is also used by the board of directors as a performance measure in determining executive compensation.
•	There are significant limitations to using Adjusted EBITDAX as a measure of performance, including the inability to analyze the effects of certain recurring and non-recurring items that materially affect the Company’s net income or loss, the lack of comparability of results of operations of different companies, and the different methods of calculating Adjusted EBITDAX reported by different companies. In addition, Adjusted EBITDAX provides no information regarding a company’s capital structure, borrowings, interest costs, capital expenditures, and working capital movement or tax position.

Net Debt

Net Debt is calculated as total long-term debt less cash and cash equivalents. Management uses Net Debt to evaluate the Company’s financial position, including its ability to service its debt obligations.

PV-10

PV-10 is a non-GAAP financial measure that differs from a financial measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes. The Company believes the presentation of PV-10 provides useful information because it is widely used by investors in evaluating oil and natural gas companies without regard to specific income tax characteristics of such entities. PV-10 is not intended to represent the current market value of the Company’s estimated proved reserves. PV-10 should not be considered in isolation or as a substitute for the standardized measure as defined under GAAP. The Company also presents PV-10 at strip pricing, which is PV-10 adjusted for price sensitivities. Since GAAP does not prescribe a comparable GAAP measure for PV-10 of reserves adjusted for pricing sensitivities, it is not practicable for the Company to reconcile PV-10 at strip pricing to a standardized measure or any other GAAP measure.

This release includes "forward-looking statements." Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” “goal,” “target,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding our financial strategy, future operating results, financial position, estimated revenues and losses, potential or pending acquisitions or other strategic transactions of Antero Resources and Antero Midstream, including the proposed acquisitions from HG Energy and the proposed Utica divestitures, the timing and financing thereof and Antero Resources and Antero Midstream's respective ability to achieve the intended operational, financial and strategic benefits from any such transactions, projected costs, estimated realized natural gas, NGL and oil prices, prospects, plans and objectives of management, return of capital program, expected results, impacts of geopolitical, including the conflicts in Ukraine and in the Middle East, and world health events, future commodity prices, future production targets, including those related to certain levels of production, future earnings, leverage targets and debt repayment, future capital spending plans, improved and/or increasing capital efficiency, expected drilling and development plans, projected well costs and cost savings initiatives, operations of Antero Midstream, future financial position, the participation level of our drilling partner and the financial and production results to be achieved as a result of that drilling partnership, the other key assumptions underlying our projections, the impact of recently enacted legislation, and future marketing opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incidental to our business, most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, risks associated with the acquisition of HG Energy and the disposition of assets in the Utica Basin, including the risk that the acquisition or disposition is not consummated on the terms expected or on the anticipated schedule, or at all, and risks associated with the successful integration and future performance of the acquired assets and operations, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, changes in emission calculation methods, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical, including the conflicts in Ukraine and the Middle East, and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described under the heading " Risk Factors" in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

For more information, contact Daniel Katzenberg, Director - Finance and Investor Relations of Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.

4